SEALE and BEERS, CPAs
PCAOB REGISTERED AUDITORS
www.sealebeers.com

September 12, 2014

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated September 12, 2014 of Twinlab Consolidated Holdings, Inc (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal.

Very truly yours,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada

Seale and Beers, CPAs PCAOB Registered Auditors
50 S. Jones Blvd, Suite 201 - Las Vegas, NV 89107 Phone: (888)727-8251      Fax: (888)782-2351